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                                                                    EXHIBIT 10.4


                      (AMERICAN NATIONAL BANK LETTERHEAD)






April 30, 1999

Mr. Timothy J. Sullivan
Senior Vice President and Treasurer
c/o Market Facts, Inc.
3040 West Salt Creek Lane
Arlington Heights, IL  60005

Dear Mr. Sullivan:

I'm writing to inform you that the bank has renewed Market Facts'
$3,000,000.00 line of credit for another year. All terms of the original agreement shall remain the same and the new maturity date will be 04/30/00. If you should have any questions at all, please feel free to contact me at the extension below. Thank you very much for your time and business.

Sincerely,

/s/ Peter M. LeSueur
--------------------

Peter M. LeSueur
Vice President
(815) 356-2803